SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

SIRIUS SATELLITE RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          On June 20, 2007, we entered into a Term Credit Agreement with a syndicate of financial institutions and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent. The Credit Agreement provides for a term loan of $250 million, which has been drawn. The loan will be used for general corporate purposes.

          Interest under the Credit Agreement is based, at our option, on (i) adjusted LIBOR plus 2.25% or (ii) the higher of (a) the prime rate and (b) the Federal Funds Effective Rate plus 1/2 of 1.00%, plus 1.25% . LIBOR borrowings may be made for interest periods, at our option, of one, two, three or six months (or, if agreed by all of the lenders, nine or twelve months). The loan amortizes in equal quarterly installments of 0.25% of the initial aggregate principal amount for the first four and a half years, with the balance of the loan thereafter being repaid in four equal quarterly installments. The loan matures on December 20, 2012.

          The loan is guaranteed by our wholly owned subsidiary, Satellite CD Radio, Inc., a Delaware corporation (the “Guarantor”). The Credit Agreement is secured by a lien on substantially all of our and the Guarantor’s assets, including our four satellites and the shares of the Guarantor.

          The Credit Agreement contains customary affirmative covenants and event of default provisions. The negative covenants contained in the Credit Agreement are substantially similar to those contained in the indenture governing our 9 5/8% Senior Notes due 2013.

          The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

          (d) Exhibits.

Exhibit No.	Description

10.1	Term Credit Agreement, dated as of June 20, 2007, among Sirius Satellite Radio Inc., the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS SATELLITE RADIO INC.

	By:	/s/ Patrick L. Donnelly_
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: June 26, 2007

EXHIBITS

Exhibit	Description of Exhibit

10.1	Term Credit Agreement, dated as of June 20, 2007, among Sirius Satellite Radio Inc., the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent.